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                                                                     EXHIBIT 2.2
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                                FIRST AMENDMENT
                           DATED AS OF MARCH 31, 2000
                                       TO
                            STOCK PURCHASE AGREEMENT
                         DATED AS OF DECEMBER 23, 1999
                                  BY AND AMONG
                               MJD VENTURES, INC.
                            TPG COMMUNICATIONS, INC.
                              TPG PARTNERS, L.P.,
                             TPG PARALLEL I, L.P.,
                                J. MILTON LEWIS
                                      AND
                                ROBERT DI PAULI

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                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

    FIRST AMENDMENT (this "First Amendment") dated as of March 31, 2000 to STOCK PURCHASE AGREEMENT (the "Stock Purchase Agreement"), dated as of December 23, 1999, by and among MJD Ventures, Inc. ("MJD"), TPG Communications, Inc. ("TPGC"), TPG Partners, L.P. ("TPGP"), TPG Parallel I, L.P. ("TPGI"), J. Milton Lewis ("Lewis") and Robert Di Pauli ("Di Pauli").

    WHEREAS, MJD, TPGC, TPGP, TPGI, Lewis and Di Pauli are parties to a Stock Purchase Agreement dated as of December 23, 1999; and

    WHEREAS, the parties hereto desire to amend the Stock Purchase Agreement and certain related agreements upon the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    Section 1.1 DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Stock Purchase Agreement.

                                   ARTICLE II
                   AMENDMENTS TO THE STOCK PURCHASE AGREEMENT

    Section 2.1 AMENDMENT TO ARTICLE 2. Article 2 of the Stock Purchase Agreement is hereby amended by adding new Sections 2.6 and 2.7 following
Section 2.5 which shall read as follows:

        Section 2.6  FURTHER AGREEMENTS RELATED TO PRELIMINARY BALANCE
    SHEET. Notwithstanding anything in this First Amendment to the contrary, the balance sheet identified as "March 31, 2000 Balance Sheet" included in the document attached hereto as Exhibit A shall constitute the Preliminary Balance Sheet and the amount identified as the "Adjusted Purchase Price" thereon shall constitute the aggregate amount to be paid to the Sellers, the Stock Option Holders and the Plan Participants pursuant to
    Section 2.2(a)(i) of the Stock Purchase Agreement on the Closing Date and $70,884,270.91 shall be the amount of Indebtedness for Borrowed Money payable to the holders of Indebtedness for Borrowed Money outstanding as of the Effective Time pursuant to Section 2.2(a)(iii) of the Stock Purchase Agreement on the Closing Date. Notwithstanding anything in this First Amendment to the contrary, the Purchase Price, as calculated for purposes of
    Section 2.2(b), shall be calculated without regard to the interest amount of $79,547.40 reflected in the Preliminary Balance Sheet.

        Section 2.7 CLOSING DATE. Notwithstanding anything in the Stock Purchase Agreement to the contrary, the Closing shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022 at 9:00 a.m. local time on April 3, 2000. The parties agree that the Closing Date shall be April 3, 2000 for all purposes.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    Section 3.1 REPRESENTATIONS OF THE PARTIES. Each of the parties hereto hereby represents and warrants, as to itself only to the other parties hereto that this First Amendment has been duly executed and delivered by such party and (assuming this First Amendment has been duly authorized, executed and delivered by the other parties hereto) constitutes a legal, valid and binding agreement of such party, enforceable against such party in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws, now or hereafter in effect, relating to creditors' rights generally and (ii) the remedy of specific
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performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE IV
                                 MISCELLANEOUS

    Section 4.1 AMENDMENT. All references in the Stock Purchase Agreement (and in the other agreements, documents and instruments entered into in connection therewith) to the "Agreement", the "Purchase Agreement", or the "Stock Purchase Agreement" shall be deemed for all purposes to refer to the Stock Purchase Agreement as amended by this First Amendment.

    Section 4.2 LIMITED EFFECT. Except as expressly modified herein, the Stock Purchase Agreement shall continue to be, and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

    Section 4.3 COUNTERPARTS. This First Amendment may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

    Section 4.4 GOVERNING LAW. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

                            [SIGNATURE PAGE FOLLOWS]
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    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first written above.

                                                       SELLERS:

                                                       TPG PARTNERS, L.P.
                                                       TPG GENPAR, L.P.
                                                       By: TPG ADVISORS, INC.

                                                       By:  /s/ RICHARD A. EKLEBERRY
                                                            -----------------------------------------
                                                            Name: Richard A. Ekleberry
                                                            Title: Vice President

                                                       TPG PARALLEL I, L.P.
                                                       TPG GENPAR, L.P.
                                                       By: TPG ADVISORS, INC.

                                                       By:  /s/ RICHARD A. EKLEBERRY
                                                            -----------------------------------------
                                                            Name: Richard A. Ekleberry
                                                            Title: Vice President

                                                            /s/ J. MILTON LEWIS
                                                            -----------------------------------------
                                                            J. Milton Lewis

                                                            /s/ ROBERT DI PAULI
                                                            -----------------------------------------
                                                            Robert Di Pauli

                                                       BUYERS:

                                                       MJD VENTURES, INC.

                                                       By:  /s/ EUGENE B. JOHNSON
                                                            -----------------------------------------
                                                            Name: Eugene B. Johson
                                                            Title: Executive Vice President

                                                       TPGC:
                                                       TPG COMMUNICATIONS, INC.

                                                       By:  /s/ ROBERT DI PAULI
                                                            -----------------------------------------
                                                            Name:
                                                            Title: